Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-4A and the related prospectus and proxy statement of our report dated March 13, 2025, relating to the consolidated financial statements of Middlefield Banc Corp. and subsidiaries, for the year ended December 31, 2024, appearing in the prospectus and proxy statement contained in this registration statement.

We also consent to the reference to us under the heading “Experts” in the prospectus and proxy statement, which is part of this registration statement.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

December 11, 2025

PITTSBURGH, PA	PHILADELPHIA, PA	WHEELING, WV	STEUBENVILLE, OH

2009 Mackenzie Way • Suite 340	161 Washington Street • Suite 200	980 National Road	511 N. Fourth Street
Cranberry Township, PA 16066 (724) 934-0344	Conshohocken, PA 19428 (610) 278-9800	Wheeling, WV 26003 (304) 233-5030	Steubenville, OH 43952 (304) 233-5030

S.R. Snodgrass, P.C. d/b/a S.R. Snodgrass, A.C. in West Virginia